Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this filing on Form 8-K/A of our report dated March 19, 2021, relating to the financial statements of Helix Technologies, Inc. as of December 31, 2020 and 2019 and to all references to our firm included in this 8-K/A.

Certified Public Accountants
Lakewood, CO
April 6, 2021